UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 24, 2007

China Water and Drinks Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

333-131131      20-2304161
(Commission File Number)     (IRS Employer Identification No.)

18th Floor, Development Centre Building
RenMinNan Road, Shenzen
People’s Republic of China 518001

(Address of principal executive offices and zip code)

+86-755-25526332

(Registrant’s telephone number including area code)

(Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends the Current Report on Form 8-K dated August 24, 2007 and filed by China Water and Drinks Inc (the “Registrant”) on August 24, 2007.

Item 1.01 Entry into a Material Definitive Agreement

On December 13, 2007, the Registrant, Pilpol (HK) Biological Limited, a Hong Kong corporation (“Pilpol”), an indirect wholly-owned subsidiary of the Registrant, Shenyang Yuchinchuan Economic and Trade Limited Company, a company formed in accordance with the laws of the People’s Republic of China (the “Seller”) and Haoyang Bian, an individual, and the owner of 90% of the equity of the Seller (“Mr. Bian”) entered into Amendment No.1 (the “Amendment”) to the Stock Purchase Agreement dated as of August 24, 2007 by and among the Registrant, Pilpol and Mr. Bian ( the “Agreement”) pursuant to which Pilpol agreed to purchase 66.67% of the outstanding equity (the “Shares”) of Shenyang Aixin Company Limited (“Shenyang”). The Amendment amends, among other things, the terms and provisions of the Agreement relating to the consideration paid and to be paid by Pilpol for the Shares. The Amendment also acknowledges the assignment by Mr. Bian of all of his rights and obligations under the Agreement to the Seller.

The Amendment provides that in consideration for the purchase of the Shares, Pilpol shall pay to the Seller US$2,120,000, of which US$1,060,000 shall be paid to the Seller on August 24, 2007 (the “First Payment”) and US$1,060,000 shall be paid to the Seller on or prior to December 30, 2007. The Amendment further provides that Seller shall utilize RMB3.33 million of the First Payment to apply to the relevant PRC authorities to obtain approval of the transfer of the Shares to Pilpol and to transform Shenyang into a Sino-Foreign Joint Venture.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

2.1      Amendment No. 1 dated as of December 13, 2007 by and among the Registrant, Pilpol, the Seller and Mr Bian to the Stock Purchase Agreement dated as of August 24, 2007 by and among the Registrant, Pilpol and Mr Bian.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA WATER AND DRINKS INC.

By:	/s/ Xu Hong Bin
Name: Xu Hong Bin
Title: President

Dated: December 17, 2007